EX 99.28(h)(18)

Amendment to
Amended and Restated Administration Agreement
between
Curian Variable Series Trust
and
Curian Capital, LLC

This Amendment is made by and between Curian Capital, LLC, a Michigan limited liability company (“Administrator”), and Curian Variable Series Trust, a Massachusetts business trust (“Trust”).

Whereas, the Administrator and the Trust entered into an Amended and Restated Administration Agreement effective March 1, 2012 (“Agreement”), whereby the Administrator agreed to provide certain administrative services to several separate series of shares of the Trust (each a “Fund”).

Whereas, the parties have agreed to amend Schedule A and Schedule B of the Agreement to add the following new Funds (“New Funds”) and to add each New Fund’s respective fee schedule:

New Funds (effective September 10, 2012):
1) Curian/DFA U.S. Micro Cap Fund;
2) Curian/Franklin Templeton Frontier Markets Fund;
3) Curian/Neuberger Berman Currency Fund;
4) Curian/Van Eck International Gold Fund;
5) Curian Guidance – Equity 100 Fund; and
6) Curian Guidance – Fixed Income 100 Fund.

Now Therefore, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

1.	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated September 10, 2012 attached hereto.

2.	Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated September 10, 2012 attached hereto.

3.	Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

In Witness Whereof, the Administrator and the Trust have caused this Amendment to be executed as of June 22, 2012, effective as of September 10, 2012.  This Amendment may be executed in two or more counterparts, which together shall constitute one document.

Curian Variable Series Trust	Curian Capital, LLC

By: /s/ Kelly L. Crosser	By: /s/ Michael A. Bell
Name: Kelly L. Crosser	Name: Michael A. Bell
Title: Assistant Secretary	Title: President and Chief Executive Officer

Schedule A
Dated:  September 10, 2012

Curian Guidance – Equity 100 Fund
Curian Guidance – Fixed Income 100 Fund
Curian Guidance – Maximize Income Fund
Curian Guidance – Balanced Income Fund
Curian Guidance – Rising Income Fund
Curian Guidance – Moderate Growth Fund
Curian Guidance – Maximum Growth Fund
Curian Guidance – Tactical Moderate Growth Fund
Curian Guidance – Tactical Maximum Growth Fund
Curian Guidance – Institutional Alt 65 Fund
Curian Guidance – Institutional Alt 100 Fund
Curian Tactical Advantage 35 Fund
Curian Tactical Advantage 60 Fund
Curian Tactical Advantage 75 Fund
Curian Dynamic Risk Advantage – Diversified Fund
Curian Dynamic Risk Advantage – Aggressive Fund
Curian Dynamic Risk Advantage – Income Fund
Curian/American Funds® Growth Fund
Curian/AQR Risk Parity Fund
Curian/DFA U.S. Micro Cap Fund
Curian/Epoch Global Shareholder Yield Fund
Curian/FAMCO Flex Core Covered Call Fund
Curian/Franklin Templeton Frontier Markets Fund
Curian/Franklin Templeton Natural Resources Fund
Curian/Invesco Balanced-Risk Commodities Strategy Fund
Curian/Neuberger Berman Currency Fund
Curian/Nicholas Convertible Arbitrage Fund
Curian/PIMCO Credit Income Fund
Curian/PineBridge Merger Arbitrage Fund
Curian/The Boston Company Equity Income Fund
Curian/The Boston Company Multi-Alpha Market Neutral Equity Fund
Curian/Van Eck International Gold Fund

Schedule B
Dated:  September 10, 2012

Funds	Assets	Fee
Curian Guidance – Equity 100 Fund	All Assets	.20%
Curian Guidance – Fixed Income 100 Fund	All Assets	.20%
Curian Guidance – Maximize Income Fund	All Assets	.20%
Curian Guidance – Balanced Income Fund	All Assets	.20%
Curian Guidance – Rising Income Fund	All Assets	.20%
Curian Guidance – Moderate Growth Fund	All Assets	.20%
Curian Guidance – Maximum Growth Fund	All Assets	.20%
Curian Guidance – Tactical Moderate Growth Fund	All Assets	.20%
Curian Guidance – Tactical Maximum Growth Fund	All Assets	.20%
Curian Guidance – Institutional Alt 65 Fund	All Assets	.20%
Curian Guidance – Institutional Alt 100 Fund	All Assets	.20%
Curian Tactical Advantage 35 Fund	All Assets	.20%
Curian Tactical Advantage 60 Fund	All Assets	.20%
Curian Tactical Advantage 75 Fund	All Assets	.20%
Curian Dynamic Risk Advantage – Diversified Fund	All Assets	.20%
Curian Dynamic Risk Advantage – Aggressive Fund	All Assets	.20%
Curian Dynamic Risk Advantage – Income Fund	All Assets	.20%
Curian/American Funds Growth Fund	All Assets	.20%
Curian/AQR Risk Parity Fund	All Assets	.20%
Curian/DFA U.S. Micro Cap Fund	All Assets	.20%
Curian/Epoch Global Shareholder Yield Fund	All Assets	.20%
Curian/FAMCO Flex Core Covered Call Fund	All Assets	.20%
Curian/Franklin Templeton Frontier Markets Fund	All Assets	.20%
Curian/Franklin Templeton Natural Resources Fund	All Assets	.20%
Curian/Invesco Balanced-Risk Commodities Strategy Fund	All Assets	.20%
Curian/Neuberger Berman Currency Fund	All Assets	.20%
Curian/Nicholas Convertible Arbitrage Fund	All Assets	.20%
Curian/PIMCO Credit Income Fund	All Assets	.20%
Curian/PineBridge Merger Arbitrage Fund	All Assets	.20%
Curian/The Boston Company Equity Income Fund	All Assets	.20%
Curian/The Boston Company Multi-Alpha Market Neutral Equity Fund	All Assets	.20%
Curian/Van Eck International Gold Fund	All Assets	.20%